UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 7, 2014

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1221 E. Houston, Broken Arrow Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)  On March 7, 2014, ADDvantage Technologies Group, Inc. (the “Company”) received notification from Nasdaq that it was no longer in compliance with Nasdaq’s independent director requirement as set forth in Listing Rule 5605.  This rule requires that the Company’s Board of Directors be composed of a majority of independent directors.  The Company’s Board of Directors has been composed of four independent directors and three non-independent directors but the decision of independent director Stephen J. Tyde to not seek re-election resulted in the election of an equal number of independent and non-independent directors at the Company’s annual meeting on March 5, 2014.

The Nasdaq notification has no immediate effect on the listing of the Company’s common stock.  Consistent with Listing Rule 5605(b)(a)(A), Nasdaq provides the Company a cure period in order to regain compliance as follows:

•	until the earlier of the Company’s next annual shareholders’ meeting or March 5, 2015; or

•	if the next annual shareholders’ meeting is held before September 3, 2014, then the Company must evidence compliance no later than September 3, 2014.

The announcement by Kenneth A. Chymiak, a non-independent director, that he will resign from the Board of Directors later this year (see Form 8-K filed on March 7, 2014) makes it likely that the Company will regain compliance within the cure period at the time of Mr. Chymiak’s resignation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit 99.1	Nasdaq Notification Letter of Non-Compliance with Listing Rule dated March 7, 2014.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDvantage Technologies Group, Inc.
Date: March 12, 2014
By: /s/ Scott Francis
Scott Francis
Vice-President & Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Nasdaq Notification Letter of Non-Compliance with Listing Rule dated March 7, 2014.